Exhibit 4.4
EXECUTION VERSION
PLEDGE AND SECURITY AGREEMENT
THIS PLEDGE AND SECURITY AGREEMENT (the “Agreement”) is entered into as of February 4, 2011 by and among WESTMORELAND COAL COMPANY, a Delaware corporation (the “Issuer” and a “Grantor”), WESTMORELAND PARTNERS, a Virginia general partnership (the “Co-Issuer” and a “Grantor” and, together with the Issuer, the “Issuers”), certain domestic Subsidiaries of the Issuer and the Co-Issuer, respectively, identified on the signature pages hereto as Grantors and such other domestic Subsidiaries as may from time to time be joined as Grantors hereunder (each a “Grantor”, and collectively with the Issuer and the Co-Issuer, the “Grantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as note collateral agent (the “Note Collateral Agent”) for the holders of the Notes issued pursuant to the Indenture referred to below.
PRELIMINARY STATEMENT
The Grantors (other than Absaloka Coal, LLC (“Absaloka”)), the Trustee and the Note Collateral Agent are entering into an Indenture dated as of February 4, 2011 (the “Indenture”) pursuant to which the Issuer and the Co-Issuer will issue 10.75% Senior Secured Notes due 2018 (the “Notes”). Each Grantor is entering into this Agreement in order to induce the purchase of the Notes by the Holders and to secure the following (the “Secured Obligations”): (i) in case of the Issuer and the Co-Issuer, their Obligations under the Indenture and (ii) in the case of the Grantors (other than the Issuers and Absaloka), the Obligations that the Grantors have agreed to guarantee pursuant to Article Eleven of the Indenture.
ACCORDINGLY, the Grantors and the Note Collateral Agent, on behalf of the Noteholder Secured Parties, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1 Terms Defined in Indenture. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.
1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement or the Indenture are used herein as defined in the UCC.
1.3 Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the preamble and the Preliminary Statement, the following terms shall have the following meanings:
“Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Account Debtors” means any Person obligated on an Account.

“Amendment” shall have the meaning set forth in Section 4.4.
“Article” means a numbered article of this Agreement, unless another document is specifically referenced.
“As-Extracted Collateral” shall have the meaning set forth in Article 9 of the UCC.
“Assigned Contracts” means all agreements, contracts, leases, licenses, partnership agreements, limited liability operating agreements, tax sharing agreements or hedging arrangements now or hereafter entered into by a Grantor, including each of the agreements set forth on Schedule I attached hereto, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time, including, (a) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Contracts, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (c) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements, and (d) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.
“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.
“Closing Date” means the date of the Indenture.
“Collateral” shall have the meaning set forth in Article II.
“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Note Collateral Agent, between the Note Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of the Issuer, the Co-Issuer or any Grantor for any real property where any Collateral is located.
“Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).
“Collateral Questionnaire” means the Collateral Questionnaire, dated as of the date hereof, completed and supplemented with schedules and attachments thereto and duly executed by a duly authorized officer of each Grantor, a copy of which is attached hereto as Exhibit K.
“Commercial Tort Claims” means the commercial tort claims (as that term is defined in Article 9 of the UCC), including, those commercial tort claims set forth on Exhibit J.
“Commodity Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Note Collateral Agent, among the Issuer, the Co-Issuer or any Grantor, a commodity intermediary holding the Issuer’s or any Grantor’s assets, including funds and commodity contracts, and the Note Collateral Agent with respect to collection and control of all deposits, commodity contracts and other balances held in a commodity account maintained by any the Issuer, the Co-Issuer or any Grantor with such commodity intermediary.
“Commodity Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) the right to sue for past, present, and future infringements of any of the foregoing; and (d) all rights corresponding to any of the foregoing throughout the world.
“Deed of Trust” means that certain Future Advance Deed of Trust and Security Agreement, dated as of February 4, 2011, between the Co-Issuer and Stewart Title Company, as trustee, for the use and benefit of the Note Collateral Agent, for itself and on behalf of the Trustee and the holders of Notes issued pursuant to the Indenture.
“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Note Collateral Agent, among the Issuer, the Co-Issuer or any Grantor, a banking institution holding the Issuer’s or any Grantor’s funds, and the Note Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by the Issuer, the Co-Issuer or any Grantor with such banking institution.
“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Documents” shall have the meaning set forth in Article 9 of the UCC.
“Equipment” shall have the meaning set forth in Article 9 of the UCC, including all items of machinery, equipment, furnishings and fixtures of every kind, whether or not affixed to real property, as well as all Rolling Stock Collateral, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof and all options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights and indemnifications relating to any of the foregoing.
“Excluded Deposit Accounts” means (a) payroll, withholding tax and other accounts for which the funds on deposit therein pertain to Liens permitted under clause (3) of the definition of “Permitted Liens” in the Indenture (provided that neither the Issuer, the Co-Issuer nor any Grantor may maintain funds in any such account in excess of amounts which are actually accrued (or in the case of fiduciary accounts, otherwise required to be maintained therein) to its employees or the relevant Governmental Authority or other beneficiary of such account) and (b) other deposit accounts (the “Other Excluded Deposit Accounts”) so long as the following conditions are satisfied: (1) all deposits into and balances maintained in the Other Excluded Deposit Accounts shall be in the ordinary course of business and (2) to the extent the aggregate balances in all Other Excluded Deposit Accounts at any time exceed $100,000 for a period of longer than three Business Days the Issuer or the Co-Issuer, as applicable, shall, or shall cause the relevant Grantor to, either (A) cause such amounts in excess of $100,000 to be transferred promptly (but in no event later than seven Business Days) to a Deposit Account subject to a Deposit Account Control Agreement or (B) cause one or more Other Excluded Deposit Accounts to become subject to a Deposit Account Control Agreement so that, after giving effect to the actions in clauses (A) and/or (B) the aggregate balance on deposit in all Other Excluded Deposit Accounts shall not at any time exceed $100,000 for a period longer than ten Business Days.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.
“Financial Asset” has the meaning given to such term in the UCC.
“Fixtures” shall have the meaning set forth in Article 9 of the UCC.
“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.
“Goods” shall have the meaning set forth in Article 9 of the UCC.
“Instruments” shall have the meaning set forth in Article 9 of the UCC.
“Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Licenses, Patents, Trademarks, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any of its Subsidiaries or another Grantor.
“Inventory” shall have the meaning set forth in Article 9 of the UCC.
“Investment Property” shall have the meaning set forth in Article 9 of the UCC and shall include all Equity Interests in domestic Grantors (other than the Issuer) regardless of whether such Equity Interests are classified as “Investment Property” in Article 9 of the UCC.
“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.
“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, and (b) all rights to sue for past, present, and future breaches thereof.
“Note Documents” means the Notes, the Notes Guarantees, the Indenture, the Agreement and the Registration Rights Agreement.
“Noteholder Secured Parties” mean the Trustee, Note Collateral Agent, each Holder and each other holder of, or obligee in respect of, any obligations in respect of the Notes outstanding at such time and the beneficiaries of each indemnification obligation undertaken by the Issuer, the Co-Issuer or any Grantor under any Note Document.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, extensions, and continuations-in-part thereof; (d) all rights to sue for past, present, and future infringements thereof; and (e) all rights corresponding to any of the foregoing throughout the world.
“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Note Collateral Agent pursuant to this Agreement.
“Pledged Collateral Distribution” shall have the meaning set forth in Section 4.6(c)(i).
“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.
“Receivables” means the accounts receivable, Chattel Paper, Documents, Instruments and any other rights or claims to receive money which are General Intangibles.
“Revolving Credit Facility” shall have the meaning set forth in Section 3.8(b).
“Rolling Stock Collateral” means all motor vehicles, automobiles, trucks, trailers, railcars, barges and vehicles of every description and handling and delivery equipment owned by the Grantors other than any Rolling Stock subject to a Lien permitted by clause (21) of the definition of “Permitted Liens” of the Indenture.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Note Collateral Agent, among the Issuer, the Co-Issuer or any Grantor, a securities intermediary holding the Issuer’s or any Grantor’s assets, including funds and securities, and the Note Collateral Agent with respect to collection and control of all deposits, securities and other balances held in a securities account maintained by the Issuer, the Co-Issuer or any Grantor with such securities intermediary.
“Securities Accounts” shall have the meaning set forth in Article 8 of the UCC.
“Security” shall have the meaning set forth in Article 8 of the UCC.
“Special Flood Hazard Area” shall have the meaning set forth in Section 4.12.
“Specified Equity Interests” means (a) certificate number 1 issued by Westmoreland Terminal Co. to the Issuer for 1,000 shares of common stock; (b) certificate number 2 issued by Eastern Coal & Coke Co. to Westmoreland Coal Sales Company, Inc. for 100 shares of common stock, (c) certificate number 1 issued by Criterion Coal Co. to the Issuer for 1,000 shares of common stock· and (d) certificate number 3 issued by WRM to the Issuer for 80,000 shares of common stock.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.
“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.
“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all rights corresponding to any of the foregoing throughout the world.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
1.4 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified, renewed, extended, replaced or refinanced, (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) all references to “knowledge” of the Issuer, the Co-Issuer or any Grantor means the actual knowledge of a Responsible Officer, and (g) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law (including by succession of comparable successor laws).

1.5 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
1.6 Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.
1.7 Certifications. All certifications to be made hereunder by an officer or representative of any Grantor shall be made by such person in his or her capacity solely as an officer or a representative of such Grantor, on such Grantor’s behalf and not in such Person’s individual capacity.
ARTICLE II
GRANT OF SECURITY INTEREST
2.1 Each Grantor hereby pledges, collaterally assigns and grants to the Note Collateral Agent, on behalf of and for the ratable benefit of the Noteholder Secured Parties, a security interest in all of its right, title and interest in, to and under the following personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”):
(a) all Accounts;
(b) all Chattel Paper;
(c) all Documents;
(d) all Equipment;
(e) all Fixtures;
(f) all General Intangibles;
(g) all Goods;
(h) all Instruments;
(i) all Intellectual Property;
(j) all Inventory;
(k) all Investment Property (including all Equity Interests in Grantors other than the Issuer);
(l) all cash or Cash Equivalents;

(m) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;
(n) all Deposit Accounts with any bank or other financial institution;
(o) all Commodity Accounts;
(p) all Securities Accounts;
(q) all Commercial Tort Claims;
(r) all As-Extracted Collateral;
(s) all Assigned Contracts;
(t) and all accessions to, substitutions for and replacements, Proceeds (including Stock Rights) of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;
to secure the prompt and complete payment and performance of the Secured Obligations; provided, however, that “Collateral” (and each defined term used in the definition of Collateral) shall not include (i) property that is Excluded Property or As-Extracted Collateral (but only to the extent arising from property leased from an Indian tribe); and provided, further, that if and when any property shall cease to be an Excluded Property or at such time as the Mineral Consents are obtained, such property shall be deemed at all times from and after such date to constitute Collateral and (ii) Equity Interests in WML.
2.2 Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations (including any interest and fees that accrue after commencement of any bankruptcy or insolvency proceeding against any Grantor) and would be owed by such Grantor to any Noteholder Secured Party under this Agreement or the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.
2.3 Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the Assigned Contracts included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Note Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the Assigned Contracts included in the Collateral and (c) no Noteholder Secured Party shall have any obligation or liability under the Assigned Contracts included in the Collateral by reason of this Agreement, nor shall any Noteholder Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants to the Note Collateral Agent and the Noteholder Secured Parties that:
3.1 Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to or leasehold interest in the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full organizational power and authority to grant to the Note Collateral Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit H and the payment of all filing and recordation fees associated therewith, the Note Collateral Agent will have a fully perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing (with the exception of an immaterial amount of As-Extracted Collateral), subject only to Liens permitted under Section 4.1(e).
3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number as of the Closing Date are set forth on Exhibit A.
3.3 Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), as of the Closing Date is disclosed in Exhibit A.
3.4 Collateral Locations. All of such Grantor’s locations where tangible Collateral is located as of the Closing Date are listed on Exhibit A (other than Inventory and Equipment in transit, Equipment out for repair or refurbishment, Inventory and Equipment maintained at a customer location, and Inventory and Equipment in the possession of employees or Subsidiaries in the ordinary course of business).
3.5 Deposit Accounts, Commodity Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts, Commodity Accounts and Securities Accounts as of the Closing Date are listed on Exhibit B.
3.6 Exact Names. Grantor’s name in which it has executed this Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Except as set forth on Exhibit A, as of the Closing Date, such Grantor has not, during the past five years, been known by or used any other legal name, or currently is not known by or does not use any other corporate or fictitious name.

3.7 Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper valued individually in excess of $500,000 of such Grantor as of the Closing Date. All action by such Grantor necessary to protect and perfect the Note Collateral Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken to the extent requested in writing by the Note Collateral Agent. Upon taking of all such actions, the Note Collateral Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).
3.8 Accounts and Chattel Paper.
(a) The names of the obligors, amounts owing, due dates and other information with respect to such Grantor’s accounts receivable and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices. As of the time when each account receivable or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such account receivable or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.
(b) With respect to its accounts receivable, except as specifically disclosed in writing to the Note Collateral Agent from time to time, all material accounts receivable represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper. For the avoidance of doubt, any writing delivered pursuant to this Section 3.8 or any certificate delivered pursuant to Section 4.1(a) may qualify records, invoices and other information previously furnished to the Note Collateral Agent. This Section 3.8 shall be subject to modification at such time that any Grantor enters into or guarantees a revolving credit facility as permitted by the Indenture (the “Revolving Credit Facility”).
3.9 Inventory. With respect to any of its Inventory existing on the Closing Date, (a) such Inventory (other than Inventory (i) in transit, (ii) maintained at a customer location and (iii) in the possession of employees or Subsidiaries in the ordinary course of business) is located at one of the locations set forth on Exhibit A, (b) no Inventory (other than Inventory (i) in transit, (ii) maintained at a customer location and (iii) in the possession of employees or Subsidiaries in the ordinary course of business), is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to such third parties pursuant to such agreements upon such sale or other disposition, (d) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, and all rules, regulations and orders thereunder, and (e) the completion of manufacture, sale or other disposition of such Inventory by the Note Collateral Agent following an Event of Default shall not require the consent of any Person (other than consents applicable to the Note Collateral Agent generally and not as a result of this Agreement and other than landlord consents to the extent not otherwise obtained) and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject. Each Grantor has good and merchantable title to its Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Note Collateral Agent, for the benefit of the Note Collateral Agent and the Noteholder Secured Parties, and except for Liens permitted by Section 4.1(e).

3.10 Intellectual Property. As of the date hereof, such Grantor does not own any patents, patent applications, trademark applications or registrations or copyright registrations. With respect to any Intellectual Property acquired after the date hereof, such Grantor shall do or cause to be done such acts as may be necessary or proper to grant to the Note Collateral Agent on behalf of and for the ratable benefit of the Noteholder Secured Parties fully perfected and, subject only to the Liens permitted by Section 4.1(e), first priority security interests on such Grantor’s Intellectual Property so acquired. Such acts shall include, but not be limited to, the timely filing of appropriate financing statements in the offices listed on Exhibit H, any supplement hereto or any security agreements as may be requested by the Note Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office, and the payment of all filing and recordation fees associated therewith. Such perfected security interests shall be enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) as such as against any and all creditors of and purchasers from such Grantor; and (subject to the qualifications set forth in this Section 3.10) all action necessary to protect and perfect the Note Collateral Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights shall have been duly taken at such time. Notwithstanding the foregoing, nothing in this Agreement shall require any Grantor to make any filings or take any actions to record or perfect the Note Collateral Agent’s security interest in any Intellectual Property outside the United States.
3.11 Filing Requirements. As of the Closing Date, each item of Rolling Stock Collateral valued in excess of $50,000 is described on Part I of Exhibit E. As of the Closing Date, none of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except as noted in the Collateral Questionnaire and except for Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D. As of the Closing Date the general description of each property on which the mine head of any As-Extracted Collateral is located is set forth in Exhibit F together with the name and address of the record owner of each such property.
3.12 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Note Collateral Agent on behalf of the Noteholder Secured Parties as the secured party, (b) as to which a duly authorized termination statement relating to such financing statement, pay-off letter or other instrument has been delivered to the Note Collateral Agent on the Closing Date, (c) as permitted by Section 4.1(e) and (d) the Deed of Trust.

3.13 Pledged Collateral.
(a) Exhibit G sets forth a complete and accurate list as of the Closing Date of all Pledged Collateral which constitutes Equity Interests owned by such Grantor or which represents Indebtedness owed to such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of such Pledged Collateral as being owned by it, free and clear of any Liens, except for Liens permitted by Section 4.1(e). Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Note Collateral Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Note Collateral Agent so that it may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and the Note Collateral Agent pursuant to which the Note Collateral Agent has Control and (iv) to such Grantor’s knowledge and except as otherwise disclosed to the Note Collateral Agent, all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) is not in default thereunder.
(b) Except as set forth on Exhibit G as of the Closing Date, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation in any material respect of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, or for the exercise by the Note Collateral Agent of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, those that have been obtained or made and are in full force and effect.
(c) Except as set forth in Exhibit G, as of the Closing Date, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor (other than any Intercompany Note) is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV
COVENANTS
From the date of this Agreement, and thereafter until this Agreement is terminated in accordance with Section 9.14, each Grantor agrees that:
4.1 General.
(a) Collateral Records; Certification of Collateral. Such Grantor will maintain in all material respects complete and accurate books and records with respect to the Collateral owned by it. Within 30 calendar days following the end of the fiscal year of such Grantor, the Issuer and the Co-Issuer shall deliver to the Note Collateral Agent a certificate of a Responsible Officer confirming (i) there has been no material change in the information contained in Schedules 1, 2, 3, 8, 9, 11, 13, 15, 22, 23, 26 and 32 of the Collateral Questionnaire since the date of the Collateral Questionnaire or (ii) identifying such material changes. With respect to material changes in the information contained in Schedule 26 of the Collateral Questionnaire, any certificate delivered pursuant to this Section 4.1(a) shall be limited to the disposition or acquisition of assets valued in excess of $500,000.
(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Note Collateral Agent to file, and if requested will promptly deliver to the Note Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Note Collateral Agent in order to maintain a perfected (subject to the qualifications in Section 3.1) and first priority security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 4.1(e). Any financing statement filed by the Note Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (A) as “all assets” of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (B) by any other description which reasonably describes the Collateral, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as As-Extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information to the Note Collateral Agent promptly upon its reasonable request therefor. Such Grantor also ratifies its authorization for the Note Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Notwithstanding the authorization provided to the Note Collateral Agent in this Section 4.1(b), each Grantor shall be responsible for filing (and in furtherance of such obligation, each Grantor is hereby authorized to file) any and all financing statements or continuations thereof or amendments thereto and shall promptly furnish copies of the filed statements to the Note Collateral Agent.

(c) Further Assurances. Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Note Collateral Agent may reasonably request in writing, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Note Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) at the written request of the Note Collateral Agent, mark conspicuously each chattel paper valued in excess of $500,000 and included in Receivables, and each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Note Collateral Agent, indicating that such chattel paper, Collateral is subject to the security interest granted hereby; (ii) at the written request of the Note Collateral Agent if any such Collateral valued in excess of $500,000 shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Note Collateral Agent such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Note Collateral Agent; (iii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Note Collateral Agent may reasonably request in writing, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) at the request of the Note Collateral Agent, take all action to ensure that the Note Collateral Agent’s security interest, for the benefit of the Noteholder Secured Parties, is noted on any certificate of title related to any Collateral valued in excess of $250,000 that is evidenced by a certificate of title; and (v) deliver to the Note Collateral Agent evidence that all other actions that the Note Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.
(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions permitted pursuant to Section 4.13 of the Indenture.
(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Agreement, and (ii) other Liens permitted pursuant to Section 4.12 of the Indenture.
(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 4.1(e). Such Grantor acknowledges that except as permitted by Section 4.1(e) it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Note Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
(g) Locations. Such Grantor will not maintain any Collateral (other than (i) Inventory and Equipment in transit, (ii) Equipment out for repair or refurbishment, (iii) Inventory and Equipment maintained at a customer location, and (iv) Inventory and Equipment in the possession of employees or Subsidiaries in the ordinary course of business) owned by it at any location other than those locations listed on Exhibit A or otherwise disclosed to the Note Collateral Agent in accordance with Section 4.15.

4.2 Receivables.
(a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that such Grantor may or agree to reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.
(b) Collection of Receivables. Except as otherwise provided in this Agreement, such Grantor will do all things commercially reasonable to collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.
(c) Delivery of Invoices. Such Grantor will deliver to the Note Collateral Agent immediately upon its written request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of collateral assignment as the Note Collateral Agent shall specify.
(d) Electronic Chattel Paper. Within three Business Days of obtaining electronic chattel paper, such Grantor shall take all steps necessary to grant the Note Collateral Agent Control of all electronic chattel paper valued individually in excess of $100,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
4.3 Inventory and Equipment.
(a) Maintenance of Goods. Such Grantor will do all things commercially reasonable to maintain, preserve, protect and keep its Inventory and the Equipment necessary in the conduct of its business in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear and casualty and condemnation in respect of the Equipment, except where failure to do so could not reasonably be expected to have a material adverse effect on the Issuer and the Grantors, taken as a whole.
(b) Equipment Such Grantor shall not permit any Equipment to become a fixture with respect to Real Property or to become an accession with respect to other personal property with respect to which fixtures or personal property the Note Collateral Agent does not have a Lien.
(c) Titled Vehicles. Within 60 days following the acquisition of any Rolling Stock Collateral, such Grantor will give the Note Collateral Agent notice of its acquisition of any Rolling Stock Collateral covered by a certificate of title and provide and/or file all documents or instruments necessary to have the Lien of the Note Collateral Agent noted on any such certificate of title or with the appropriate state office; provided, however, that such requirement shall not apply with respect to any motor vehicle valued at less than $50,000.

4.4 Delivery of Instruments, Securities, Chattel Paper and Documents. Each Grantor will (a) deliver to the Note Collateral Agent immediately upon execution of this Agreement (but in any event, no later than five days after the Closing Date), the originals of all Securities constituting Collateral owned by it (other than the Specified Equity Interests), including certificated securities representing Equity Interests in any Grantor other than the Issuer and a certificated security representing 33% of the Equity Interests in WRM held by Westmoreland Coal Company, such Securities being delivered as described on Exhibit G attached hereto, (b) hold in trust for the Note Collateral Agent upon receipt and promptly thereafter deliver to the Note Collateral Agent any such Securities hereafter constituting Collateral, (c) within three Business Days of the Note Collateral Agent’s written request, deliver to the Note Collateral Agent (and thereafter hold in trust for the Note Collateral Agent upon receipt and immediately deliver to the Note Collateral Agent) any document evidencing or constituting Pledged Collateral or chattel paper with a value in excess of $500,000 and (d) upon the Note Collateral Agent’s written request, deliver to the Note Collateral Agent a duly executed amendment to this Agreement, in substantially the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Note Collateral Agent to attach each Amendment to this Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.
4.5 Uncertificated Pledged Collateral. Such Grantor will permit the Note Collateral Agent from time to time to cause in writing the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Note Collateral Agent granted pursuant to this Agreement. With respect to any Pledged Collateral owned by it, upon the Note Collateral Agent’s reasonable written request, such Grantor will take any actions necessary (a) to cause the issuers of uncertificated securities which are Pledged Collateral and (b) to seek to cause any securities intermediary which is the holder of any such Pledged Collateral, to cause the Note Collateral Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, seek to cause such securities intermediary to enter into a Securities Control Agreement with the Note Collateral Agent.
4.6 Pledged Collateral.
(a) Registration of Pledged Collateral. During the continuance of an Event of Default, such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Note Collateral Agent or its nominee at any time at the option of the Controlling Secured Parties.
(b) Exercise of Rights in Pledged Collateral.
(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not in violation of this Agreement or the Indenture; provided however, that no vote or other right shall be exercised or action taken for the purpose of impairing the enforcement rights of the Note Collateral Agent in respect of such Pledged Collateral except as may be incidental to actions otherwise permitted under such documents.

(ii) Such Grantor will permit the Note Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, and with prior notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.
(iii) After all Events of Default have been cured or waived in accordance with the provisions of the Indenture, and so long as the Secured Obligations shall not have been and remain accelerated, each Grantor shall have the right to exercise the voting and other consensual rights and powers that it would have otherwise been entitled to pursuant to this Section 4.6.
(c) Dividends; Other Distributions.
(i) Subject to Section 4.11 of the Indenture, upon receipt by any Grantor of any and all dividends, distributions and interest paid in respect of the Pledged Collateral owned by it (the “Pledged Collateral Distributions”), such Grantor shall deposit any and all such Pledged Collateral Distributions into a Collateral Deposit Account in accordance with Section 7.1.
(ii) To the extent that any Pledged Collateral Distribution is in a form other than cash, such as any Cash Equivalent, other instruments or property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, such Cash Equivalent, instrument or property shall be delivered to the Note Collateral Agent to hold as a Pledged Collateral Distribution and shall, if received by such Grantor, be received in trust for the benefit of the Note Collateral Agent of such Grantor. Such Grantor shall be able to make use of such Cash Equivalent, instrument or property; provided, however, any Proceeds thereof shall be deposited into a Collateral Deposit Account in accordance with Section 7.1.
4.7 Intellectual Property.
(a) Such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Note Collateral Agent of any material License held by such Grantor and to enforce the security interests granted hereunder.
(b) Such Grantor shall deliver written notification to the Note Collateral Agent promptly after a Responsible Officer of such Grantor has actual knowledge that any application or registration for any material Patent, Trademark or Copyright hereafter owned by such Grantor may become abandoned (except for Patents, Trademarks or Copyrights expiring at the end of their statutory terms), or of any adverse determination in any proceeding (other than office actions issued in the ordinary course of prosecution of any patent application or application to register any other Intellectual Property) against such Grantor regarding such Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, in each case, to the extent the same could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Grantors, taken as a whole.

(c) If such Grantor, either directly or through any agent, employee, licensee or designee, files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor shall promptly give the Note Collateral Agent written notice thereof concurrently with the delivery of a Compliance Certificate under the Indenture, and shall execute and deliver any and all security agreements as the Note Collateral Agent may request in accordance with Section 3.10.
(d) Except as determined by such Grantor in its reasonable business judgment (exercised in good faith), such Grantor shall take all actions that are necessary to pursue each such application (and to obtain the relevant registration) and to maintain the validity and enforceability of each registration of its material Patents, Trademarks and Copyrights thereafter owned by such Grantor.
(e) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, take all actions deemed appropriate under the circumstances in the exercise of its reasonable business judgment (exercised in good faith) to protect such Patent, Trademark or Copyright hereafter owned by such Grantor, including if appropriate under the circumstances bringing suit and recovering all damages therefor. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.
4.8 Commercial Tort Claims. Such Grantor shall promptly, and in any event within five Business Days after a Responsible Officer of such Grantor has actual knowledge of such commercial tort claim, notify the Note Collateral Agent in writing of such commercial tort claim (as defined in the UCC) individually in excess of $100,000 acquired by it and such Grantor shall enter into an amendment to this Agreement, substantially in the form of Exhibit I hereto, granting to Note Collateral Agent a first priority security interest (subject to Liens permitted by Section 4.1(e)) in such commercial tort claim.
4.9 Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit, having a face or stated amount individually in excess of $100,000, it shall promptly, and in any event within three Business Days after becoming a beneficiary, notify the Note Collateral Agent in writing thereof and use commercially reasonable efforts to cause the issuer and/or confirmation bank to (a) consent to the assignment of any Letter-of-Credit Rights to the Note Collateral Agent and (b) agree to direct all payments thereunder to a Deposit Account at the Note Collateral Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, all in form and substance reasonably satisfactory to the Note Collateral Agent.
4.10 Federal, State, Municipal or Tribal Claims. Such Grantor will promptly notify the Note Collateral Agent in writing upon obtaining knowledge of any Collateral with a value in excess of $100,000 which constitutes a claim against the United States government, any state or local government or any tribal court or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state, municipal or tribal law.

4.11 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Note Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Note Collateral Agent of any one or more of such rights, powers or remedies.
4.12 Insurance.
(a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Grantor within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be the amount maintained by the Grantors on the Closing Date.
(b) All insurance policies required hereunder and under Section 4.05 of the Indenture shall name the Note Collateral Agent (for the benefit of the Note Collateral Agent and the Noteholder Secured Parties) as an additional insured or as loss payee, as applicable, and commencing no later than the Closing Date shall contain loss payable clauses or mortgagee clauses, through endorsements as required by the Indenture.
(c) All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Note Collateral Agent. If such Grantor fails to obtain any insurance as required by this Section, the Note Collateral Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Note Collateral Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.
4.13 Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts for a period not to exceed 90 days to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location (other than any worksite or customer location) where Collateral with a value exceeding $250,000, individually or in the aggregate, is stored or located for more than 30 days (whether on the Closing Date or any time thereafter), which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Note Collateral Agent. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements (subject to any grace periods therein) with respect to each leased location or third party warehouse where any Collateral with a value exceeding $250,000, individually or in the aggregate, is or may be located.
4.14 Control Agreements. Such Grantor will provide to the Note Collateral Agent, (i) a Commodity Account Control Agreement duly executed on behalf of each commodities intermediary holding a Commodity Account of such Grantor as set forth in the Agreement, (ii) a Securities Account Control Agreement duly executed on behalf of each securities intermediary holding a Securities Account of such Grantor as set forth in the Agreement and (iii) in accordance with Section 7.1 a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a Deposit Account (other than an Excluded Deposit Account) of such Grantor.

4.15 Change of Name or Location; Change of Fiscal Year. Such Grantor shall not change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Agreement unless the Note Collateral Agent shall have received at least 15 days prior written notice of such change; provided, that any new location shall be in the continental U.S. Such grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change the type of entity that it is, (c) change its organization identification number, if any, issued by its state of incorporation or other organization, or (d) change its state of incorporation or organization, in each case, unless the Note Collateral Agent shall have received at least 15 days prior written notice of such change.
4.16 New Subsidiaries. Pursuant to and subject to the exceptions set forth in Sections 4.18 and 4.19 of the Indenture, any newly created or acquired direct or indirect domestic Subsidiary (whether by acquisition, creation or designation) of the Issuer, the Co-Issuer or any Guarantor (other than a direct or indirect subsidiary of WML until the WML Notes are discharged) or any Unrestricted Subsidiary that becomes a Grantor is required to enter into this Agreement by executing and delivering in favor of the Note Collateral Agent an instrument in the form of Annex I. Upon the execution and delivery of Annex I by such new domestic Subsidiary, such domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder (except to the extent obtained on or prior to the date of its execution and delivery of such Instrument). The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.
4.17 Assigned Contracts.
(a) Each Grantor will at its expense perform, observe and, if applicable, enforce all terms and provisions of the Assigned Contracts to be performed or observed by it in the ordinary course of business consistent with past practices and as and to the extent deemed prudent by such Grantor in the exercise of its reasonable judgment taking into account relevant facts and circumstances. Each Grantor shall maintain the Assigned Contracts to which it is a party in full force and effect until expiration in accordance with their respective terms, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;
(b) Each Grantor will furnish to the Note Collateral Agent promptly upon receipt thereof copies of all notices of default received or delivered by such Grantor under or pursuant to the Assigned Contracts to which it is a party.

(c) Each Grantor agrees that it will not, except to the extent otherwise permitted under the Indenture:
(i) cancel or terminate any Assigned Contracts to which it is a party or consent to or accept any cancellation or termination thereof which could reasonably be expected to have a Material Adverse Effect;
(ii) amend, amend and restate, supplement or otherwise modify any such Assigned Contracts or give any consent, waiver or approval thereunder, in each case in a manner which could reasonably be expected to have a Material Adverse Effect;
(iii) waive any default under or breach of any such Assigned Contracts which could reasonably be expected to have a Material Adverse Effect; or
(iv) take any other action in connection with any such Assigned Contracts that would impair the value of the interests or rights of such Grantor thereunder or that would impair the interests or rights of any Noteholder Secured Party in any manner that could reasonably be expected to have a Material Adverse Effect.
ARTICLE V
EVENTS OF DEFAULT AND REMEDIES
5.1 Remedies.
(a) Upon the occurrence and during the continuance of an Event of Default, the Note Collateral Agent may, subject to the terms, conditions and provisions of the Indenture, exercise any or all of the following rights and remedies:
(i) those rights and remedies provided in this Agreement, the Indenture or any other Note Document;
(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;
(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or other control agreement with any securities intermediary and take any action therein with respect to such Collateral; provided, however, that the Note Collateral Agent shall revoke such notice and cease to exercise sole control of any Deposit Account at such time as no Event of Default is continuing;
(iv) those rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Contracts, the Receivables and the other Collateral (subject to any right of a lender under a revolving credit facility with a Revolving First-Priority Lien thereon) and (B) exercise all other rights and remedies with respect to the Assigned Contracts, the Receivables and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.

(v) without notice (except as specifically provided in Section 9.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, peaceably enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as are commercially reasonable; and
(vi) immediately after written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Note Collateral Agent was the outright owner thereof.
(b) The Note Collateral Agent, on behalf of the Noteholder Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(c) The Note Collateral Agent shall be permitted upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Note Collateral Agent and the Noteholder Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
(d) Until the Note Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Note Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Note Collateral Agent. The Note Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Note Collateral Agent’s remedies (for the benefit of the Note Collateral Agent and Noteholder Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
(e) Notwithstanding the foregoing, except as required by applicable law, neither the Note Collateral Agent nor the Noteholder Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Note Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Note Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.
(g) Subject to Section 6.10 of the Indenture and the rights of a lender under a Revolving Credit Facility to the proceeds of a Grantor’s accounts receivable and Inventory, any cash held by or on behalf of the Note Collateral Agent and all cash proceeds received by or on behalf of the Note Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Note Collateral Agent, be applied (after payment of any amounts payable to the Note Collateral Agent pursuant to Section 9.19) in whole or in part by the Note Collateral Agent for the ratable benefit of the Noteholder Secured Parties against, all or any part of the Secured Obligations, in the manner set forth below:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses, taxes and other amounts (including fees, charges and disbursements of counsel to the Note Collateral) payable to the Note Collateral Agent in its capacity as such;
Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and all other amounts payable to the Noteholder Secured Parties (without priority of any one over any other) pro rata to the Noteholder Secured Parties in proportion to the unpaid amounts of Secured Obligations with such proceeds applied as among the Noteholder Secured Parties, as set forth in the Indenture; and
Last, any surplus of such cash or cash proceeds held by or on the behalf of the Note Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.
5.2 Grantor’s Obligations Upon Default. Upon the request of the Note Collateral Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:
(a) assemble and make available to the Note Collateral Agent the tangible Collateral and all books and records relating thereto at any place or places reasonably specified by the Note Collateral Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Note Collateral Agent, by the Note Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;
(c) furnish to the Note Collateral Agent, or cause an issuer of Pledged Collateral to furnish to the Note Collateral Agent, any information regarding the Pledged Collateral in such detail as the Note Collateral Agent may specify; and
(d) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Note Collateral Agent and each Noteholder Secured Party, at any time, and from time to time, promptly upon the Note Collateral Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.
5.3 Grant of Intellectual Property License. For the purpose of enabling the Note Collateral Agent to exercise the rights and remedies under this Article V at and during the continuance of such time as the Note Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby, to the extent permitted by the applicable license or sublicense (a) grants to the Note Collateral Agent, for the benefit of the Note Collateral Agent and the Noteholder Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property rights hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Note Collateral Agent may sell any of such Grantor’s Inventory directly to any person, including persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Note Collateral Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that may be covered by any Copyright owned by or licensed to such Grantor in the future and the Note Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor at such time and sell such Inventory as provided herein.
5.4 Waivers. Each Grantor hereby waives any and all rights that it may otherwise have (whether any such right is contractual or exists pursuant to the articles of incorporation or bylaws of any relevant entity or under applicable law) that would interfere with this Agreement or the exercise by Note Collateral Agent of any rights or remedies granted to it pursuant to this Agreement.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
6.1 Account Verification. During the continuation of an Event of Default, the Note Collateral Agent may at any time, in the Note Collateral Agent’s own name, in the name of a nominee of the Note Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Note Collateral Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.
6.2 Authorization for Noteholder Secured Party to Take Certain Action.
(a) Each Grantor irrevocably authorizes the Note Collateral Agent at any time and from time to time in the sole discretion of the Note Collateral Agent and appoints the Note Collateral Agent as its attorney in fact, subject to clause (b) of this Section 6.2, (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Note Collateral Agent’s sole discretion to perfect (subject to the qualifications set forth in Section 3.1) and to maintain the perfection and priority of the Note Collateral Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Note Collateral Agent in its sole discretion deems necessary or desirable to perfect (subject to the qualifications set forth in Section 3.1) and to maintain the perfection and priority of the Note Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Note Collateral Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Note Collateral Agent to the Secured Obligations as provided in Section 7.3, (vi) upon five Business Days’ prior notice, to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under the Indenture), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Note Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to the extent permitted by the Indenture, to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Note Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Agreement; and such Grantor agrees to reimburse the Note Collateral Agent promptly following written demand (including documentation reasonably supporting such request) for any reasonable payment made or any reasonable out-of-pocket expense incurred by the Note Collateral Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Agreement or under the Indenture.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Note Collateral Agent, for the benefit of the Note Collateral Agent and Noteholder Secured Parties, under this Section 6.2 are solely to protect the Note Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Note Collateral Agent or any Noteholder Secured Party to exercise any such powers. The Note Collateral Agent agrees that, except for the powers granted in Sections 6.2(a)(i), (a)(iii), and (a)(v), it shall not exercise any power or authority granted to it under the power of attorney unless an Event of Default has occurred and is continuing.
6.3 Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE NOTE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE NOTE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.
6.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE NOTE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 9.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE NOTE COLLATERAL AGENT, NOR ANY NOTEHOLDER SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (OR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES) AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT) IRRESPECTIVE OF WHETHER THE NOTE COLLATERAL AGENT OR OTHER NOTEHOLDER SECURED PARTY HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

ARTICLE VII
COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS
7.1 Collection of Accounts.
(a) Each Grantor shall use commercially reasonable efforts to promptly after the Closing Date execute and deliver to the Note Collateral Agent Deposit Account Control Agreements for each Deposit Account (other than Excluded Deposit Accounts) maintained by such Grantor into which the following will be deposited (1) all cash, checks or other similar payments relating to or constituting payments made in respect of Accounts, (2) any Pledged Collateral Distribution and (3) in the case of the Issuer, the WML Payments Collateral (subject to any adjustments under Section 10.5(b) of the WML Note and Section 8.2.5 of the Amended and Restated WML Credit Agreement), (each, a “Collateral Deposit Account”), which Collateral Deposit Accounts (as of the Closing Date) are identified as such on Exhibit B. The Grantors shall obtain the Deposit Account Control Agreements required by this Section 7.1 within 120 days of the Closing Date.
(b) Each Grantor shall direct all of its Account Debtors to forward payments directly to a Collateral Deposit Account. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Note Collateral Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account.
7.2 Covenant Regarding New Deposit Accounts. Before opening or replacing any Collateral Deposit Account or other Deposit Account (other than Excluded Deposit Accounts), each Grantor shall cause each bank or financial institution in which it seeks to open a Deposit Account, to enter into a Deposit Account Control Agreement with the Note Collateral Agent in order to give the Note Collateral Agent Control of such Deposit Account.
7.3 Application of Proceeds; Deficiency. Any proceeds of the Collateral shall be applied in the order set forth in the Indenture unless a court of competent jurisdiction shall otherwise direct. The Note Collateral Agent shall pay over the balance of such proceeds, if any, after all of the Secured Obligations have been satisfied, to the applicable Grantor pursuant to the written directions of the applicable Grantor. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by the Note Collateral Agent or any Noteholder Secured Party to collect such deficiency.

ARTICLE VIII
IMMUNITIES OF THE NOTE COLLATERAL AGENT
8.1 No Implied Duty. The Note Collateral Agent shall not have any duties or responsibilities except those expressly provided in this Agreement and no implied duties or obligations shall be read into this Agreement against the Note Collateral Agent. The Note Collateral Agent shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or other Note Documents. The Note Collateral Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or other instrument held by or delivered to the Note Collateral Agent. Notwithstanding anything to the contrary contained in the this Agreement or other Note Documents, the Note Collateral Agent shall not be called upon to advise any party as to the wisdom in taking or refraining to take any action with respect to the Collateral or be a trustee for or have any fiduciary obligation to any party.
8.2 Appointment of Co-Agents and Sub-Agents. The Note Collateral Agent may employ agents and appoint sub-agents, attorneys, custodians, nominees or co-collateral agents as it determines appropriate in the performance of its duties hereunder. The Note Collateral Agent will not be responsible for the negligence or misconduct of any of such Persons appointed by it with due care.
8.3 Solicitation of Instructions. The Note Collateral Agent may at any time solicit written direction from the holders of the Notes or, in any case, an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or which it may propose to take, in the performance of any of its obligations under this Agreement and shall be fully justified in failing or refusing to act whether under this Agreement until it shall have received such requisite direction or order.
8.4 Limitation of Liability. The Note Collateral Agent shall not be responsible or liable for any action taken or omitted to be taken by it hereunder, except for its own gross negligence, bad faith or willful misconduct.
8.5 Documents in Satisfactory Form. The Note Collateral Agent shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and upon substantive provisions reasonably satisfactory to it.

8.6 Entitled to Rely. The Note Collateral Agent may rely conclusively upon any certificate, notice or other document (including any teletransmission) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Note Collateral Agent may seek and rely upon any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by a Grantor in compliance with the provisions of this Agreement without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Note Collateral Agent may act in reliance upon any instrument comporting, in all material respects, with the provisions of this Agreement or any signature believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. To the extent an officer’s certificate or report or an opinion of Counsel is required or permitted under this Agreement to be delivered to the Note Collateral Agent in respect of any matter, the Note Collateral Agent may rely conclusively on such officer’s certificate, report or opinion of counsel as to such matter in the absence of bad faith on the part of the Note Collateral Agent.
8.7 Security or Indemnity in favor of the Note Collateral Agent. The Note Collateral Agent shall not be required to advance or expend any funds or otherwise incur any liability, financial or otherwise, in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity which it, in its discretion, deems sufficient against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.
8.8 Limitations on Duty of Note Collateral Agent in Respect of Collateral.
(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Note Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Note Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Note Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar property, and the Note Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Note Collateral Agent in good faith or as selected by any other Person.
(b) The Note Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Note Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Note Collateral Agent hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the liens granted hereunder or in the value of any of the Collateral.

8.9 No Liability for Clean Up of Hazardous Materials. In the event that the Note Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Note Collateral Agent’s sole discretion may cause the Note Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Note Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Note Collateral Agent reserves the right, instead of taking such action, either to resign as Note Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Note Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Note Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
8.10 Not Responsible for Recitals; Other Matters.
(a) The recitals contained herein shall be taken as statements of the Grantor, and the Note Collateral Agent assumes no responsibility for their correctness. The Note Collateral Agent makes no representation as to the validity or sufficiency of this Agreement or the other Security Documents.
(b) The Note Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Note Collateral Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Note Collateral Agent was grossly negligent in ascertaining the pertinent facts.
(c) Whenever in the administration of the provisions of this Agreement or the Security Documents, the Note Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken, such matter may, in the absence of gross negligence or bad faith on the part of the Note Collateral Agent, be deemed to be conclusively proved and established by an Officer’s Certificate or an Opinion of Counsel, which shall be full warrant to the Note Collateral Agent for any action taken, suffered or omitted by it under the provisions of the Agreement or the Security Documents upon the faith thereof.
(d) The Note Collateral Agent shall be under no obligation to exercise any of the rights vested in it by this Agreement or the Security Documents or to enforce any remedy or realize upon any of the Collateral unless (i) it has been directed to take such action pursuant to the terms of the Indenture, and (ii) it has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction.

ARTICLE IX
GENERAL PROVISIONS
9.1 Waivers. To the extent permitted by applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Note Collateral Agent or any Noteholder Secured Party arising out of the repossession, retention or sale of the Collateral, except to the extent such as arise out of the gross negligence or willful misconduct of the Note Collateral Agent or such Noteholder Secured Party (or any of their respective affiliates, officers, directors, employees, agents or representatives) as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Note Collateral Agent or any Noteholder Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.
9.2 Limitation on Note Collateral Agent’s and Noteholder Secured Parties’ Duty with Respect to the Collateral. The Note Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Note Collateral Agent and each Noteholder Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Note Collateral Agent nor any Noteholder Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Note Collateral Agent or such Noteholder Secured Party other than to account for money received, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Note Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Note Collateral Agent (a) to fail to incur expenses deemed significant by the Note Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (c) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (d) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (e) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (f) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (g) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (h) to dispose of assets in wholesale rather than retail markets, (i) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (j) to purchase insurance or credit enhancements to insure the Note Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Note Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (k) to the extent deemed appropriate by the Note Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Note Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 9.2 is to provide non-exhaustive indications of what actions or omissions by the Note Collateral Agent would be commercially reasonable in the Note Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Note Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.2. Without limitation upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Note Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.2.
9.3 Compromises and Collection of Collateral. The Grantors and the Note Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Accounts, that certain of the Accounts may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Account may exceed the amount that reasonably may be expected to be recovered with respect to a Account. In view of the foregoing, each Grantor agrees that the Note Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Account, accept in full payment of any Account such amount as the Note Collateral Agent in its sole discretion shall determine or abandon any Account, and any such action by the Note Collateral Agent shall be commercially reasonable so long as the Note Collateral Agent acts in good faith based on information known to it at the time it takes any such action.
9.4 Performance of Debtor Obligations. Without having any obligation to do so, upon the occurrence and during the continuance of an Event of Default, and upon prior notice to the extent required under this Agreement, the Note Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement and the Grantors shall reimburse the Note Collateral Agent for any amounts paid by the Note Collateral Agent pursuant to this Section 9.4. The Grantors’ obligation to reimburse the Note Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable promptly upon written demand (including documentation reasonably supporting such request).
9.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Section 4.1(d), Section 4.1(e), Section 4.4, Section 4.5, Section 4.6, Section 4.10, Section 4.12, Section 4.13, Section 4.14, Section 4.16, Section 4.17, Section 5.2, or in Article VII will cause irreparable injury to the Note Collateral Agent and the Noteholder Secured Parties, that the Note Collateral Agent and the Noteholder Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Note Collateral Agent or the Noteholder Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 9.5 shall be specifically enforceable against the Grantors.

9.6 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Note Collateral Agent or other conduct of the Note Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Note Collateral Agent or the Noteholder Secured Parties.
9.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Note Collateral Agent or any Noteholder Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Note Collateral Agent with the concurrence or at the direction of the Noteholder Secured Parties required under Section 9.02 of the Indenture and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Note Collateral Agent and the Noteholder Secured Parties until the Secured Obligations have been paid in full (other than unasserted contingent indemnification obligations).
9.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.
9.9 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.10 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Note Collateral Agent and the Noteholder Secured Parties and their respective permitted successors and assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Note Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Note Collateral Agent, for the benefit of the Note Collateral Agent and the Noteholder Secured Parties, hereunder.
9.11 Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.
9.12 Taxes and Expenses. Any taxes (excluding income and franchise taxes) payable or ruled payable by Federal or State authority in respect of this Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Note Collateral Agent (and in respect of enforcement of this Agreement, any other Noteholder Secured Party) for any and all reasonable and out-of-pocket expenses (including reasonable and out-of-pocket attorneys’, auditors’, accounts’, experts or other agents fees and expenses) paid or incurred by the Note Collateral Agent in connection with (i) the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the audit, analysis, administration, custody, collection, preservation, use or operation, or sale of, collection from or other realization upon, the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral expressly provided for herein) or (ii) the failure by the Grantors to perform or observe any of the provisions of this Agreement. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
9.13 Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.
9.14 Termination and Release. Subject to the terms, conditions and provisions of the Indenture:
(a) This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until the Indenture has terminated pursuant to its express terms and all of the Secured Obligations (other than unasserted contingent indemnification obligations) have been paid in full whereupon the security interest created hereunder shall automatically terminate and be released.
(b) Any Grantor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Grantor shall be automatically released upon (i) the consummation of any transaction permitted by the Indenture (or consented to in writing pursuant to Section 9.02 of the Indenture) as a result of which such Grantor ceases to be a Subsidiary of the Issuer, as applicable or (ii) the effectiveness of any written consent to the release in accordance with Section 10.03 of the Indenture.

(c) Upon (i) any sale, transfer or other disposition by any Grantor of Collateral that is permitted under the Indenture (other than to another Grantor) or (ii) the effectiveness of any written consent to the release of security interest granted hereby in any Collateral pursuant to Section 10.03 of the Indenture, the security interest of the Note Collateral Agent in such Collateral and any other security interests granted hereby in such Collateral shall be automatically released.
(d) Upon the termination or release of any security interest created hereunder or release of Collateral, the Note Collateral Agent will, upon request by and at the expense of any Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of the security interest created hereunder or the release of such Collateral, as the case may be, provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing and (ii) such Grantor shall have delivered to the Note Collateral Agent, at least 10 Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral, if applicable, and the terms of the sale, lease, transfer or other disposition giving rise to such release in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Note Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with this Agreement and the Indenture and as to such other matters as the Note Collateral Agent may reasonably request.
(e) Upon the earlier of (i) the payment in full in cash of the Secured Obligations and (ii) the release of all Liens created hereunder pursuant to the terms of the Indenture and each other Security Document or, if earlier the time at which such liens are required to be released hereunder or thereunder, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Note Collateral Agent will, at the applicable Grantor’s expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(f) Upon any release of Collateral pursuant to this Section 9.14, none of the Noteholder Secured Parties shall have any continuing right or interest in such Collateral or the proceeds of such Collateral.
9.15 Entire Agreement. This Agreement and the Indenture embody the entire agreement and understanding between the Grantors and the Note Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Note Collateral Agent relating to the Collateral. In the event of any conflict or inconsistency between any term or provision in this Agreement and any term or provision in the Indenture, the Indenture shall control.

9.16 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
9.17 CONSENT TO JURISDICTION. EACH GRANTOR, THE NOTE COLLATERAL AGENT AND BY ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT EACH NOTEHOLDER SECURED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH SUCH PARTY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE NOTE COLLATERAL AGENT OR ANY NOTEHOLDER SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE NOTE COLLATERAL AGENT OR ANY NOTEHOLDER SECURED PARTY OR ANY AFFILIATE OF THE NOTE COLLATERAL AGENT OR ANY NOTEHOLDER SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
9.18 WAIVER OF JURY TRIAL. EACH GRANTOR, THE NOTE COLLATERAL AGENT AND EACH NOTEHOLDER SECURED PARTY HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
9.19 Indemnity. Each Grantor hereby agrees to indemnify the Note Collateral Agent and the Noteholder Secured Parties, and their respective successors, assigns, agents and employees (each, an “Indemnitee”), from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including all expenses of litigation or preparation therefor whether or not the Note Collateral Agent or any Noteholder Secured Party is a party thereto) imposed on, incurred by or asserted against the Note Collateral Agent or the Noteholder Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including latent and other defects, whether or not discoverable by the Note Collateral Agent or the Noteholder Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or such Indemnitee’s Related Parties or (y) arise from any dispute solely among Indemnitees. WITHOUT LIMITATION OF THE FOREGOING BUT SUBJECT TO ANY LIMITATION CONTAINED THEREIN, IT IS THE INTENTION OF EACH GRANTOR AND EACH GRANTOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE.

9.20 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic communication (including via email PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.
9.21 Revolving Credit Facility; Intercreditor Agreement. After the Closing Date, any Grantor will be permitted to enter into or guarantee a revolving credit facility that may be secured by a Revolving Facility First-Priority Lien on the Revolving Facility First-Priority Collateral. Concurrent with such revolving credit agreement, an intercreditor agreement (the “Intercreditor Agreement”) will be entered into among the Trustee, the Revolving Collateral Agent, the Note Collateral Agent, and the applicable Grantors on the terms described in Offering Memorandum. At such time, the Note Collateral Agent agrees, without the consent of the Noteholder Secured Parties if the terms of the Intercreditor Agreement are the same, in all material respects, as the terms of the Intercreditor Agreement set forth in the Offering Memorandum, to enter into such amendments to this Agreement as may be reasonably necessary to effectuate the purposes of the Intercreditor Agreement.
9.22 Force Majeure. In no event shall the Note Collateral Agent or any Grantor be responsible or liable for any failure of delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunction of utilities, communication, or computer (software or hardware) services.
9.23 Perfection in Certain Collateral. Notwithstanding anything herein to the contrary, the Note Collateral Agent agrees with the Grantors that, if and for so long as, in the reasonable judgment of the Controlling Secured Parties (confirmed in writing by notice delivered by the Note Collateral Agent to the Issuer), the cost of perfecting the Note Collateral Agent’s Lien in any item of Collateral shall be excessive in view of the benefits to be obtained by the Noteholder Secured Parties from such perfection, the Grantors shall be excused from the requirement that the Note Collateral Agent’s Lien in such item of Collateral be perfected until such time as the Controlling Secured Parties shall confirm in writing to the Issuer that, in their reasonable judgment, such situation no longer exists. The Controlling Secured Parties may, but shall not be obligated to, grant extensions of time for the perfection of security interests in particular items of Collateral (including extensions beyond the Closing Date for the perfection of security interests in any item of Collateral existing on such date) where the Controlling Secured Parties reasonably determine, in consultation with the Issuer, that perfection of the Note Collateral Agent’s Lien in such item of Collateral cannot be accomplished without undue efforts or expense within the time or times provided therefor or otherwise required by this Agreement or the other Note Documents.

ARTICLE X
NOTICES
10.1 Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantors at the notice address set forth on Exhibit A, and to the Note Collateral Agent at the address set forth in accordance with Section 12.02 of the Indenture.
10.2 Change in Address for Notices. Each of the Grantors, the Note Collateral Agent and the Noteholder Secured Parties may change the address for service of notice upon it by a notice in writing to the other parties.
ARTICLE XI
THE NOTE COLLATERAL AGENT
Wells Fargo Bank, National Association has been appointed Note Collateral Agent for the Noteholder Secured Parties hereunder pursuant Section 10.07 of the Indenture. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Note Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Noteholder Secured Parties to the Note Collateral Agent pursuant to the Indenture, and that the Note Collateral Agent has agreed to act (and any successor Note Collateral Agent shall act) as such hereunder only on the express conditions contained in such Section 10.07 of the Indenture. Any successor Note Collateral Agent appointed pursuant to Section 10.07(g) of the Indenture shall be entitled to all the rights, interests and benefits of the Note Collateral Agent hereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Note Collateral Agent have executed this Agreement as of the date first above written.

GRANTORS:

WESTMORELAND COAL COMPANY, a Delaware corporation

By:	/s/ Keith E. Alessi

	Name:	Keith E. Alessi
	Title:	Chief Executive Officer and President

WESTMORELAND PARTNERS, a Virginia general partnership

By:	Westmoreland-Roanoke Valley, L.P.,
its general partner

By:	WEI-Roanoke Valley, Inc.,
its general partner

	By:	/s/Jennifer S. Grafton

		Name:	Jennifer S. Grafton
		Title:	General Counsel and Secretary

By:	Westmoreland-North Carolina Power,
L.L.C., its general partner

	By:	/s/Jennifer S. Grafton

		Name:	Jennifer Grafton
		Title:	General Counsel and Secretary
Signature Page to Note Pledge and Security Agreement

ABSALOKA COAL, LLC
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer Grafton
	Title:	General Counsel and Secretary

WCC LAND HOLDING COMPANY, INC.
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer Grafton
	Title:	General Counsel and Secretary

WEI-ROANOKE VALLEY, INC.
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer Grafton
	Title:	General Counsel and Secretary

WESTMORELAND COAL SALES COMPANY, INC.
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer Grafton
	Title:	General Counsel and Secretary

WESTMORELAND ENERGY LLC
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer Grafton
	Title:	General Counsel and Secretary
Signature Page to Note Pledge and Security Agreement

WESTMORELAND MINING SERVICES, INC.

By:	/s/ Jennifer S. Grafton

	Name:	Jennifer Grafton
	Title:	General Counsel and Secretary

WESTMORELAND - NORTH CAROLINA POWER L.L.C.

By:	/s/ Jennifer S. Grafton

	Name:	Jennifer Grafton
	Title:	General Counsel and Secretary

WESTMORELAND POWER INC.

By:	/s/ Jennifer S. Grafton

	Name:	Jennifer Grafton
	Title:	General Counsel and Secretary

WESTMORELAND-ROANOKE VALLEY, L.P.

By:	WEI-Roanoke Valley, Inc.
its General Partner

	By:	/s/ Jennifer S. Grafton

		Name:	Jennifer Grafton
		Title:	General Counsel and Secretary

WESTMORELAND RESOURCES INC.

By:	/s/ Jennifer S. Grafton

	Name:	Jennifer Grafton
	Title:	General Counsel and Secretary
Signature Page to Note Pledge and Security Agreement

WRI PARTNERS, INC.
By:	/s/ Jennifer S. Grafton
	Name:	Jennifer Grafton
	Title:	General Counsel and Secretary
Signature Page to Note Pledge and Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Note Collateral Agent
By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

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ANNEX I
FORM OF SUPPLEMENT
Supplement No.  _____  (this “Supplement”) dated as of  _____, 20____, to the Pledge and Security Agreement dated as of February 4, 2011 (the “Agreement”) by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (each a “Grantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee (the “Note Collateral Agent”) for the Holders party to the Indenture (as defined below).
WITNESSETH:
WHEREAS, pursuant to that certain Indenture dated as of February 4, 2011 (the “Indenture”) among Westmoreland Coal Company, a Delaware corporation (the “Issuer”), Westmoreland Partners, a Virginia limited partnership (the “Co-Issuer”) and the Note Collateral Agent, the Holders are willing purchase Notes (as defined in the Indenture) pursuant to the terms and conditions thereof;
WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;
WHEREAS, the Grantors have entered into the Agreement in order to induce the Holders to purchase the notes and to secure the Secured Obligations that the Grantors have agreed to guarantee pursuant to Article Eleven of the Indenture; and
WHEREAS, pursuant to Sections 4.18 and 4.19 of the Indenture, new direct or indirect Subsidiaries (other than Foreign Subsidiaries) of the Issuer, must execute and deliver certain Note Documents, including the Agreement, and the execution of the Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of the Note Collateral Agent for the benefit of the Noteholder Secured Parties.

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NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Grantor hereby agrees as follows:
1. In accordance with Section 4.16 of the Agreement, the New Grantor, by its signature below, becomes a “Grantor” under the Agreement with the same force and effect as if originally named therein as a “Grantor” and the New Grantor hereby (a) agrees to all of the terms and provisions of the Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date. In furtherance of the foregoing, the New Grantor, as security for the payment in full of the Secured Obligations, does hereby grant to the Note Collateral Agent, for the benefit of itself and the Noteholder Secured Parties, a security interest in and security title to all Collateral of the New Grantor to secure the full and prompt payment of the Secured Obligations. Exhibit A, “Notice Address for All Grantors”, Exhibit B, “Deposit Accounts”, Exhibit C, “Letter of Credit Rights”, Exhibit D, “Intellectual Property Rights”, Exhibit E, “Title Documents”, Exhibit F, “Fixtures”, Exhibit G, “List of Pledged Collateral, Securities and Other Investment Property”, Exhibit H, “Offices in Which Financing Statements Have Been Filed” and Exhibit J, “Commercial Tort Claims” attached hereto supplement Exhibit A, Exhibit B, Exhibit C, Exhibit D, Exhibit E, Exhibit F, Exhibit G, Exhibit H and Exhibit J, respectively, to the Agreement and shall be deemed a part thereof for all purposes of the Agreement. Each reference to a “Grantor” in the Agreement shall be deemed to include the New Grantor. The Agreement is incorporated herein by reference.
2. The New Grantor represents and warrants to the Note Collateral Agent and the Noteholder Secured Parties that this Supplement has been duly executed and delivered by the New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile or other electronic method of transmission shall be as effective as delivery of a manually executed counterpart hereof.
4. Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.
5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, but giving effect to federal laws applicable to national banks.
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IN WITNESS WHEREOF, the New Grantor and the Note Collateral Agent have duly executed this Supplement to the Agreement as of the day and year first above written.

NEW GRANTOR:	[NAME OF NEW GRANTOR]

By:

Name:

Title:

Address:

NOTEHOLDER COLLATERAL AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

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